EXHIBIT 10.2

                           ALLIANT ENERGY CORPORATION

                              CONSULTING AGREEMENT

                                       FOR

                              WAYNE H. STOPPELMOOR

          THIS AGREEMENT by and between Alliant Energy Corporation f/k/a Interstate Energy Corporation, a Wisconsin corporation (the "Company"), and Wayne H. Stoppelmoor (the "Consultant"), dated as of the 21st day of April, 1998.

          WHEREAS, the merger of WPL Holdings, Inc., IES Industries Inc., and Interstate Power Company (the "Merger") is to be consummated as of the date hereof (the "Merger Date"); and

          WHEREAS, the Consultant recently retired as the chief executive officer of Interstate Power Company; and

          WHEREAS, the Company wishes to provide for the continuing services to the Company of the Consultant following the Merger Date, and the Consultant wishes to serve the Company in the capacity of a consultant following the Merger Date, on the terms and conditions set forth in this Agreement:

          NOW, THEREFORE, it is hereby agreed as follows:

          1. Consulting Period. The Company shall engage the Consultant, and the Consultant shall serve the Company as a consultant, on the terms and conditions set forth in this Agreement, for the period commencing on the Merger Date and ending on the date immediately preceding the third anniversary of the Merger Date, or if earlier, on the last day of the month in which occurs the date of the Consultant's death or his permanent and total disability (the "Consulting Period").

          2. Consulting Duties.

          a. Consultancy. The Consultant shall be prepared to serve and shall serve as a consultant to the Chief Executive Officer of the Company, performing such consulting services as the Chief Executive Officer may reasonably request from time to time, for the compensation described in Section 3 hereof.

          b. Duties. During the Consulting Period, the Consultant shall devote the necessary time and effort required to perform his duties hereunder and shall report to the Chief Executive Officer of the Company. The Consultant's services hereunder shall be performed



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primarily  at the  executive  offices of the Company  located in Dubuque,  Iowa, subject to such reasonable business travel as shall be appropriate.

          c. Office. For the performance of the duties provided herein, the Consultant shall be provided an executive office, with shared secretarial support, at the executive offices of the Company located in Dubuque, Iowa, for the Consulting Period.

          d. Director Status. The Consultant shall remain eligible to serve as a director of the Company during the Consulting Period and shall serve as Vice Chairman of the Board during the first two years of the Consulting Period, but during the Consulting Period, the Consultant shall not be eligible to receive any retainers or fees otherwise payable to the Consultant in his capacity as a director of the Company. Notwithstanding the foregoing, the Consultant shall be eligible to participate in the Directors Charitable Award Program and the Directors Life Insurance Program to the extent such programs are offered during his term as a director of the Company.

          3. Consulting Fee.

          a. Annual Retainer. The Consultant shall receive an annual fee ("Annual Retainer") payable monthly in arrears, of $324,500 during each of the first two years of the Consulting Period. The Retainer for the third year shall be $200,000, payable as described above. The Annual Retainer is subject to upward adjustment by the Board of Directors of the Company.

          b. Additional Compensation. During the first two years of the Consulting Period, the Consultant shall be eligible to participate in compensation plans equivalent to those provided by the Company for the Chairman of the Company's Board of Directors and the Chief Executive Officer of the Company, subject to the final approval of the Compensation Committee of the Board of Directors of the Company.

          c. Expense Reimbursement; and Conferences. The Consultant shall be reimbursed for reasonable expenses incurred in the performance of his consulting duties hereunder when such expenses are submitted in accordance with Company rules and procedures. The Consultant is requested to attend, on behalf of the Company, the EEI Annual Meeting and the South West Electric Conference.

          d. Death or Disability. Upon the death or disability of the Consultant during the Consulting Period, the Company shall pay to the Consultant or, in the case of the Consultant's death, to the Consultant's designated beneficiaries (or, if there is no such beneficiary, to the Consultant's surviving spouse, or if the Consultant is not survived by a spouse, to the Consultant's estate or legal representative), in a lump sum, in cash within thirty (30) days after the date of death or disability, the sum of the following amounts: (1) any portion of the Consultant's consulting fee that has been earned but not yet been paid; and (2) any unreimbursed expenses.

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          4. Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Consultant's (and/or the Consultant's spouse or dependants) continuing or future participation, as a retired senior executive officer of Interstate Power Company, in any plan, program, policy or practice provided by Interstate Power Company for the benefit of its retired senior executives, for which the Consultant may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Consultant may have, as a retired senior executive officer, under any contract or agreement with the Company or any of
its  affiliated  companies,   including  without  limitation,  any  supplemental
retirement benefit and any business or travel accident insurance plan or program. Vested benefits and other amounts that the Consultant is otherwise entitled, as a retired senior executive officer, to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Merger Date shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be. The Consultant agrees that during the Consulting Period he shall not be entitled to any benefits as an "employee" of the Company or its affiliated companies or to participate in any plan or arrangement offered to "employees" of the Company or its affiliated companies, except for the benefits the Consultant is entitled to receive as a retired senior executive officer of Interstate Power Company.

          5. Confidential Information. The Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Consultant obtained during the Consultant's employment by Interstate Power Company or any of its affiliated companies, or during the Consulting Period, and that is not public knowledge (other than as a result of the Consultant's disclosure of such information). The Consultant shall not communicate, divulge or disseminate Confidential Information at any time during the Consulting Period, or during the five (5) year period thereafter, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Consultant under this Agreement.

          6. Tax Payments and Reporting.

          a. The Consultant recognizes that the payments provided under this Agreement including without limitation those provided pursuant to Section 3 may result in taxable income to the Consultant which the Company will report to its appropriate taxing authorities. The Consultant agrees that he is not an employee of the Company and further agrees to pay all necessary and appropriate income and self-employment taxes on such income as an independent contractor and, in the event a taxing authority on audit (or otherwise) recharacterizes the Consultant's relationship with the Company as an employee/employer relationship rather than an independent contractor arrangement, the Consultant agrees to reimburse the Company in an amount equal to the amount of any tax refund the Consultant may receive as a result of such recharacterization. The Consultant shall cooperate fully with


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the Company in  resisting  any efforts any taxing  authority  may  undertake  to recharacterize the Consultant's relationship with the Company as other than a consulting arrangement.

          b. Notwithstanding any other provision of this Agreement, if any portion of any payment or award pursuant to this Agreement, (in the aggregate "Total Payments"), would constitute an "excess parachute payment," under Section 280G of the Internal Revenue Code of 1986 as amended (the "Code") then any Additional Compensation to be paid or awarded to the Consultant pursuant to
Section 3(b) of this Agreement shall be reduced such that the value of the aggregate Total Payments that the Consultant is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Consultant is entitled to receive without becoming subject to the tax imposed by Section 4999 (or any successor provision) of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payment" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payment" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(d) of the Code (or any successor provision). Within fifteen (15) days following notice by the Company to the Consultant of its belief that there is a payment or award due the Consultant which will result in an excess parachute payment, the Consultant and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Consultant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth
(i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this paragraph (b) of
Section 6. As used in this Agreement, the term "Base Period Income" means an amount equal to the Consultant's "annualized includable compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Consultant. If such opinion determines that there would be an excess parachute payment, any Additional Compensation determined by such counsel to be includable in Total Payments shall be reduced or eliminated as specified by the Consultant in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Consultant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In no event shall the operation of this paragraph result in a reduction of Total Payments below the amount of the Annual Retainer specified in paragraph 3(a). If such legal counsel so requests in connection with the opinion required by this paragraph (b) of Section 6, the Consultant and the company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Consultant. If the provisions of Sections 280G and 4999


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of the Code (or any successor provisions) are repealed without succession,  then this paragraph (b) of Section 6 shall be of no further force or effect.

          c. If, notwithstanding the provisions of paragraph (b) of Section 6, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), the Company shall pay to the Consultant an additional amount (the "Gross-Up Payment") such that the net amount retained by the Consultant after deduction of any Excise Tax and any interest charges or penalties in respect of the imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph (c) of section 6, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Consultant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Consultant's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          7. Attorneys' Fees. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Consultant may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Consultant or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code (or any successor provision).

          8. Successors.

          a. This Agreement is personal to the Consultant and, without the prior written consent of the Company, shall not be assignable by the Consultant. This Agreement shall inure to the benefit of and be enforceable by the Consultant's legal representatives.

          b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          c.  The  Company  shall  require  any  successor  (whether  direct  or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.



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          9. Full  Settlement.  The  Company's  obligation  to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Consultant or others. The amounts payable by the Company under this Agreement shall not be offset or reduced by any amounts otherwise receivable by the Consultant from any source.

          10. Indemnification. The Company shall, to the fullest extent permitted by Iowa law, indemnify the Consultant from, and hold him harmless against, any and all liabilities, costs and expenses (including, without limitation, fees and expenses of legal counsel and/or other experts) incurred by reason of any claim, suit or action brought against the Consultant as a direct or indirect result of any act, omission, or failure to act, by or on behalf of the Consultant while providing the services contemplated by this Agreement for the Company or for any affiliate thereof, except for any act or omission that constitutes willful gross misconduct by the Consultant. The obligation of the Company under this Section 10 shall be in addition to and not in derogation of any other indemnification by the Company that the Consultant may be entitled to under other arrangements with the Company or any affiliate of the Company, or any coverage the Consultant is entitled to under any directors and officers insurance policy maintained by the Company or any affiliate of the Company.

          11. Miscellaneous.

          a. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          b. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:

          If to the Consultant:

          Mr. Wayne H. Stoppelmoor
          7798 Timmerman Drive
          East Dubuque, Illinois  61025

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          If to the Company:

          Interstate Energy Corporation
          222 West Washington Avenue
          P.O. Box 2568
          Madison, Wisconsin  53701-2568
          Attn:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b). Notices and communications shall be effective when actually received by the addressee.

          c. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          d. The Consultant's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          e. Except as provided in Section 4, Consultant and the Company acknowledge that this Agreement supersedes any other agreement between the Consultant and the Company or Interstate Power Company concerning the subject matter hereof, including, without limitation, any change in control protection agreements between the Consultant and Interstate Power Company.

          f. The rights and benefits of the Consultant under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Consultant to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Consultant in the event of insolvency or bankruptcy.

          g. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          h. The respective rights and obligations of the parties hereto shall survive any expiration and/or termination of the Consulting Period and/or this Agreement for any reason to the extent necessary to effect the intended provision of such rights and obligations.

IN WITNESS WHEREOF, the Consultant has hereunto set the Consultant's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this


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Agreement  to be executed in its name on its behalf,  all as of the day and year first above written.



CONSULTANT                          ALLIANT ENERGY CORPORATION

__________________________________  By:_________________________________
WAYNE H. STOPPELMOOR                Name:
                                    ____________________________________
                                    Title:




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